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                                                                    EXHIBIT 99.1

[STURM, RUGER & COMPANY, INC. LOGO]

STURM, RUGER & Company, Inc.
Southport, Connecticut 06890 U.S.A.
ALL RUGER FIREARMS ARE DESIGNED AND
MANUFACTURED IN OUR OWN FACTORIES IN THE
UNITED STATES OF AMERICA

                                                           FOR IMMEDIATE RELEASE
For further information contact:
William B. Ruger, Jr.          603-863-3300
Stephen L. Sanetti             203-259-7843
Thomas A. Dineen               203-259-7843

                      STURM, RUGER & COMPANY, INC. REPORTS:

                       - ANNUAL SALES AND EARNINGS - 2003
                         - FOURTH QUARTER RESULTS - 2003

         SOUTHPORT, CONNECTICUT, February 9, 2004--Sturm, Ruger & Company, Inc. (NYSE-RGR), the nation's largest producer of firearms, today reported improved financial results for both the year and fourth quarter 2003.

         For the year, the Company recorded sales of $147.9 million, net income of $12.4 million, and earnings per share of $0.46. Included in these results is the pretax gain of $5.9 million or $0.13 per share after-tax from the sale of certain non-manufacturing real estate in Arizona, known as the Single-Six Ranch. The respective figures for 2002 were sales of $161.6 million, net income of $8.5 million, and earnings per share of $0.31. Included in these results is a $3.3 million pretax charge to earnings to recognize an impairment loss on certain of the investment castings segment assets.

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Sturm, Ruger earnings page 2

         For the fourth quarter of 2003, the Company had sales of $38.2 million, net income of $3.0 million, and earnings per share of $0.11. Comparable amounts for 2002 were sales of $35.3 million, a net loss of $0.3 million, and a loss per share of $0.02 due to the aforementioned impairment loss.

         Chairman William B. Ruger, Jr. commented on the fourth quarter, "Firearms shipments improved by 26% during the quarter. The popularity of many new product offerings, including the Ruger 40th Anniversary 10/22 Carbine, the 50th Anniversary Ruger New Model Single Six, the Ruger New Model Single Six chambered for the .17 HMR caliber, and the MK-4NRA, a unique .22 caliber pistol commemorating William B. Ruger, were instrumental to this sales growth."

         Mr. Ruger briefly summarized the year, "Despite our strong finish, 2003 was a flat year for firearms sales. The success of our new products in 2003 was offset by an overall softness in the marketplace, particularly during the first half of the year. We are encouraged by our recent sales upturn and favorable economic indicators, and with our new product introductions, we believe 2004 can be a solid year for the Company."

         Commenting on the castings results, Mr. Ruger remarked, "Our castings business declined in 2003 as sales dropped 20% from the prior year, due largely to foreign competition. But despite this marked decline, through the diligent efforts of castings management, we were able to improve our net results from the prior year, even before the $3.3 million pretax charge to earnings that was incurred in 2002. The precision castings process affords us great flexibility and efficiency in our firearms manufacturing, and for that reason it will always be a critical success factor for the Company. We will continue to evaluate the viability and profitability of the commercial castings market."

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Sturm, Ruger earnings page 3

         Mr. Ruger was encouraged by the strength of the Company's balance sheet, "We are financially solid. At December 31, 2003, we remain debt free, with $54 million of cash and short-term investments."

         Mr. Ruger reaffirmed the Company's long-standing commitment to innovative firearms development, "In 2003, we added four design engineers to our firearms development team. Our new product introductions for 2004, some of which have been announced, while others will be revealed later in the year, are a testament to their efforts."

         Among Ruger's announced new product offerings for 2004 are: o

                  - The RUGER 40TH ANNIVERSARY 10/22 CARBINE featuring a nickel-silver medallion inlaid into its traditionally styled stock and a special clear rotary magazine with a red internal magazine rotor.

                  - The RUGER 10/22 RIFLE, the first major restyling of the Ruger 10/22 in 40 years, sporting a handsome 20" barrel and a trim rifle-style stock with a gracefully tapered forend and rifle-style buttpad.

                  - The RUGER 10/17 RIFLE, one of the most asked-for rifles since the high velocity .17 HMR cartridge was announced in 2002. This rifle combines the latest in 10/22 restyling with the legendary reliability of its .22 caliber predecessors.

                  - Two rifles chambered for the new .204 Ruger cartridge, the RUGER NUMBER 1 SINGLE SHOT and the RUGER M77MKII BOLT-ACTION RIFLE. At a speed of 4,225 feet per second, the .204 Ruger is the highest velocity centerfire cartridge in commercial use. Other models in .204 Ruger will follow.

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Sturm, Ruger earnings page 4

                  - The RUGER SHORT ACTION MAGNUM RIFLES chambered for .270 WSM, 7mm WSM, .300 WSM, and .350 Remington Magnum cartridges, all current favorites of American hunters.

                  - The RUGER NEW MODEL SINGLE SIX HUNTERS, now available in .17 HMR or in .22 LR/.22 Magnum versions, featuring stainless steel construction and integral scope mounts for the small game hunter.

         Stephen L. Sanetti, President and General Counsel, noted a few of the many successes that the Company achieved in the courtroom in 2003, "The lawsuits brought by numerous cities in California were dismissed and are currently on appeal. Detroit and Wayne County's lawsuits were dismissed and were not appealed. Cincinnati, Jersey City and Newark all withdrew their lawsuits and the NAACP withdrew its appeal of the dismissal of its case after a jury found no defendants liable. Both the St. Louis and New York state lawsuits were dismissed, with St. Louis appealing its dismissal. While courtroom and legislative battles to end these unjustified lawsuits will undoubtedly continue into 2004 and beyond, we will remain diligent to our just and honorable cause, and we will continue to prevail."

         Mr. Sanetti added, "The number of pending traditional product liability cases remains near all-time lows. We are also gratified by the success of our numerous voluntary product safety efforts as evidenced by the record low reports of firearms accidents."

         Sturm, Ruger was founded in 1949. Since 1950 it has never failed to show an annual profit and has never required financing from outside sources. The Company's business segments are engaged in

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Sturm, Ruger earnings page 5

the manufacture of the world famous RUGER(R) brand of sporting and law enforcement firearms and titanium and steel investment castings for a wide variety of customers and end uses. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.

        The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, and the impact of future firearms control and environmental legislation, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

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                          STURM, RUGER & COMPANY, INC.
                   Condensed Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                              Three Months Ended                                    Twelve Months Ended
                                                   December 31                                          December 31
                                   2003             %        2002            %          2003             %       2002         %
                                 -----------------------------------------------      ----------------------------------------------
Firearms sales                   $ 34,682         90.9      $31,396         88.9      $130,558         88.3    $139,762        86.5
Castings sales                      3,482          9.1        3,927         11.1        17,359         11.7      21,825        13.5
                                 --------   ----------     --------   ----------      --------   ----------    --------  ----------
    Net sales                      38,164        100.0       35,323        100.0       147,917        100.0     161,587       100.0
Cost of products sold              28,098         73.6       28,262         80.0       113,189         76.5     125,376        77.6
                                 --------   ----------     --------   ----------      --------   ----------    --------  ----------
    Gross profit                   10,066         26.4        7,061         20.0        34,728         23.5      36,211        22.4
Expenses:

    Selling                         3,992         10.5        3,666         10.4        15,189         10.3      14,777         9.1
    General and administrative      1,295          3.4        1,165          3.3         5,827          3.9       5,885         3.6
    Impairment of long-lived
         assets                        --           --        3,311          9.4            --         --         3,311         2.1
                                 --------   ----------     --------   ----------      --------   ----------    --------  ----------
                                    5,287         13.9        8,142         23.1        21,016         14.2      23,973        14.8
                                 --------   ----------     --------   ----------      --------   ----------    --------  ----------
                                    4,779         12.5       (1,081)        (3.1)       13,712          9.3      12,238         7.6

Gain on sale of real estate            --           --           --           --         5,922          4.0          --          --
Other income-net                      146          0.4          530          1.6         1,007          0.7       1,897         1.1
                                 --------   ----------     --------   ----------      --------   ----------    --------  ----------
    Total other income                146          0.4          530          1.6         6,929          4.7       1,897         1.1
                                 --------   ----------     --------   ----------      --------   ----------    --------  ----------

    Income (loss) before
         income taxes               4,925         12.9         (551)        (1.5)       20,641         14.0      14,135         8.7

Income taxes                        1,975          5.2         (221)        (0.6)        8,277          5.6       5,668         3.5
                                 --------   ----------     --------   ----------      --------   ----------    --------  ----------

    Net income (loss)            $  2,950          7.7     ($   330)        (0.9)     $ 12,364          8.4    $  8,467         5.2
                                 ========   ==========     ========   ==========      ========   ==========    ========  ==========

Earnings per share

    Basic                        $   0.11                  ($  0.02)                  $   0.46                 $   0.31
    Diluted                      $   0.11                  ($  0.02)                  $   0.46                 $   0.31

Cash dividends per share         $   0.20                   $  0.20                   $   0.80                 $   0.80

Average shares outstanding
    Basic                          26,911                    26,911                     26,911                   26,911
    Diluted                        26,934                    26,911                     26,919                   27,002

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                          STURM, RUGER & COMPANY, INC.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                               December 31,
                                                        ----------------------
                                                           2003         2002
                                                        ---------    ---------
Assets
Cash and cash equivalents                               $   3,446    $   3,598
Short-term investments                                     50,026       49,776
Trade receivables, net                                     13,284       14,026
Inventories                                                48,529       51,628
Deferred income taxes                                       7,284        6,985
Prepaid expenses and other assets                           1,985        4,536
                                                        ---------    ---------
     Total current assets                                 124,554      130,549

Property, plant & equipment                               155,689      153,732
     Less depreciation                                   (128,525)    (124,538)
                                                        ---------    ---------
                                                           27,164       29,194

Deferred income taxes                                       8,248        9,594
Other assets                                               10,047       14,621
                                                        ---------    ---------
Total                                                   $ 170,013    $ 183,958
                                                        =========    =========
Liabilities and Stockholders' Equity
Trade accounts payable and accrued expenses             $   4,386    $   5,080
Product liability                                           4,000        4,000
Employee compensation                                       6,177        7,324
Workers' compensation                                       6,057        4,765
Dividends payable                                              --        5,382
Income taxes                                                1,219          882
                                                        ---------    ---------
     Total current liabilities                             21,839       27,433

Accrued pension liability                                   4,729        6,423
Deferred income taxes                                       7,140        5,886
Product liability accrual                                   2,665        6,233

Stockholders' equity                                      133,640      137,983
                                                        ---------    ---------
Total                                                   $ 170,013    $ 183,958
                                                        =========    =========